Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder Aggressive Growth Fund in the Growth/Aggressive Funds - Advisor Classes A, B and C Prospectus and "Auditors" and "Financial Statements" in the Scudder Aggressive Growth Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 9 to the Registration Statement (Form N-1A, No. 333-13681) of our report dated November 9, 2001 on the financial statements and financial highlights of Scudder Aggressive Growth Fund included in the Annual Report dated September 30, 2001.

                                                     /s/ERNST & YOUNG LLP

                                                     ERNST & YOUNG LLP




Boston, Massachusetts
November 27, 2001